Exhibit 4.1

Instruments Defining the Rights of Security Holders – Articles of Incorporation

ACASTI PHARMA INC.

Is a corporation existing under the Business Corporations Act (Québec) (R.S.Q. S-31.1) and was constituted on February 1, 2002, pursuant to Part IA of the Companies Act (Québec) (L.R.Q., ch. C-38)

1. Name ACASTI PHARMA INC.
2. Quebec judicial district of the company’s head office LAVAL	3. Precise number or minimum and maximum number of directors Min. 1 Max. 9	4. Effective date if later than that on which the articles are filed N/A
5. Description of the capital stock See Schedule 1
6. Other provisions, if applicable See Schedule 2
7. Restrictions on the transfer of shares, if applicable N/A
8. Limits on activity, if applicable N/A

SCHEDULE 1

5.	DESCRIPTION OF THE SHARE CAPITAL OF THE COMPANY

The authorized share capital of the Company is composed of an unlimited number of Class “A”, “B”, “C”, “D” and “E” shares, with the following privileges and restrictions:

5.1	CLASS “A” SHARES

Holders of Class “A” shares:

5.1.1	Vote

Shall have the right to vote at any meeting of the shareholders of the Company. Each Class “A” share confers one (1) vote per share.

5.1.2	Dividends

Shall have the right to receive, during each financial year and out of the funds which can legally serve this purpose, a dividend, of which the amount, declaration and payment thereof is left to the discretion of the Directors, subject to the order of priority defined in section 5.6.

5.1.3	Liquidation or dissolution

In the event of the dissolution or the liquidation of the Company or any other distribution of its property, shall have the right to share in the remaining property of the Company, subject to the order of priority defined in section 5.6.

5.1.4	Participation

Shall participate in the profits or surplus assets of the Company.

5.2	CLASS “B” SHARES

Holders of Class “B” shares:

5.2.1	Vote

Shall have the right to vote at any meeting of the shareholders of the Company. Each Class “B” share confers ten (10) votes per share.

5.2.2	Dividends

Shall have the right to receive, as and when such dividends are declared, an annual non-cumulative dividend of five percent (5%) on the amount paid for the said shares, payable at the time and in the manner which the Directors may determine and subject to the order of priority as defined in section 5.6.

5.2.3	Conversion at the discretion of the holder

Shall have the right, starting January 1st, 2009, at their entire discretion, to convert, part or all of the Class “B” shares they hold in Class “A” shares on the basis of one Class “A” share for each Class “B” share converted pursuant hereto.

To exercise its conversion right, a shareholder must remit to the Company’s head office a written notice indicating the number of shares which must be converted by the Company as well as the date of the conversion. This notice must be accompanied by the share certificate(s) representing the shares which will be converted and must bear the signature of the person registered on the Company’s registers as the holder of these shares or the signature of a duly authorized proxy. Upon receipt of the notice and the share certificate(s) representing the shares to be converted, the Company will dispose of fifteen (15) days to remit the new Class “A” share certificates to the shareholder. A shareholder may not claim a right as a shareholder of the converted class of shares as of the date upon which the Company shall have issued the new share certificates following the exercise of the conversion.

If part of the shares held by a shareholder are converted pursuant hereto, the Company shall, free of charge, issue to the concerned shareholder a new share certificate representing the non-converted shares.

The shares converted pursuant hereto at the request of a shareholder will be automatically cancelled at the date of issuance of the new Class “A” shares issued following the conversion and the Company shall, as required, reduce or increase accordingly the subdivision of the issued and paid share capital relating to said shares, the whole in accordance with the provisions of the law.

5.2.4	Redemption

Subject to the provisions of the Companies Act (Quebec) and the order of priority defined in section 5.6, have the right to demand from the Company, upon a thirty (30) day written notice, that the latter redeem the Class “B” shares that are held by the shareholder(s) at a price equivalent to the amount paid for said shares plus the redemption premium as defined in subsection 5.2.4.1, and any and all declared but yet unpaid dividends on same. In the event of partial redemption, such redemption shall be made in proportion with the number of outstanding Class “B” shares, without taking into account share fractions.

5.2.4.1	The Class “B” share redemption premium shall be equivalent to the difference between the amount paid for said shares and the fair market value of the consideration received at the time of issuance of same. Subject to the provisions of subsection 5.2.4.2, the fair market value shall be determined by the Board of directors of the Company in accordance with generally accepted accounting principles and its decision shall be final, binding and without appeal.

5.2.4.2	Should the competent tax authorities evaluate the fair market value of the transferred property in a different manner, and, following a final negotiation or a judgment rendered by a court of competent jurisdiction on the matter, the fair market value thus obtained is different from the value established in subsection 5.2.4.1, it is understood that, in the event the fair market value is increased, the said premium shall be increased to match the difference, and that, in the event the fair market value is reduced, the premium shall be reduced to take into account such difference.

5.2.4.3	If, between the date of issuance of the Class “B” shares and the date at which the premium is adjusted as mentioned in subsection 5.2.4.2, some Class “B” shares of the share capital of the Company have been redeemed, the shareholders at the time of redemption will have to, at the date of adjustment, make a cash payment to the Company or the Company will have to, at such date, make a cash payment to said shareholders, as the case may be, equal to the difference between the amount paid at the time of the redemption of the shares and the amount that should have been paid to the shareholders if the adjustment had been taken into consideration.

5.2.4.4	Furthermore, if dividends have been paid by the Company on some Class “B” shares between the date of issuance of the Class “B” shares and the date at which the premium is adjusted according to subsection 5.2.4.2, the Company will have to, at the date of adjustment, make a cash payment to the holders of Class “B” shares at the time the dividend was paid, or said Class “B” shareholders will have to, at the same date, make a cash payment to the Company, in order to compensate the other party for the insufficiency of the paid dividends or the overpayment of said dividends, as the case may be, stemming from the fact that the redemption premium has been modified.

5.2.5	Purchase

Subject to the provisions of the Companies Act (Quebec), the Company may, when it so deems advisable, without notice and without taking into account any other classes of shares, purchase by mutual agreement, at the best possible price, all or part of the outstanding Class “B” shares, which price shall not exceed, in any way, the aforementioned redemption price.

5.2.6	Liquidation or dissolution

In the event of the dissolution or liquidation of the Company or any other distribution of its property, shall have the right to be reimbursed for the amount paid on Class “B” shares plus the redemption premium as defined in subsection 5.2.4.1 as well as the amount of any and all declared but yet unpaid dividends on said shares, subject to the order of priority defined in section 5.6.

5.2.7	Participation

Subject to the provisions of subsection 5.2.2, shall not have the right to participate in the profits or surplus assets of the Company.

5.3	CLASS “C” SHARES

Holders of Class “C” shares:

5.3.1	Vote

Subject to the provisions of the Companies Act (Quebec), shall neither be entitled to vote at any meeting of the shareholders of the Company, nor to receive a notice of such meeting nor to attend any such meeting.

5.3.2	Dividends

Shall have the right to receive, as and when such dividends are declared, an annual non-cumulative dividend of five percent (5%) on the amount paid for the said shares, plus a redemption premium as defined in subsection 5.3.6.1, payable at the time and in the manner which the Directors may determine and subject to the order of priority as defined in section 5.6.

5.3.3	Participation

Subject to the provisions of subsection 5.3.2, shall not have the right to participate in the profits or surplus assets of the Company.

5.3.4	Conversion at the discretion of the holder

Shall have the right, starting January 1st, 2009, at their entire discretion, to convert, part or all of the Class “C” shares they hold in Class “A” shares on the basis of one Class “A” share for each Class “C” share converted pursuant hereto.

To exercise its conversion right, a shareholder must remit to the Company’s head office a written notice indicating the number of shares which must be converted by the Company as well as the date of the conversion. This notice must be accompanied by the share certificate(s) representing the shares which will be converted and must bear the signature of the person registered on the Company’s registers as the holder of these shares or the signature of a duly authorized proxy. Upon receipt of the notice and the share certificate(s) representing the shares to be converted, the Company will dispose of fifteen (15) days to remit the new Class “A” share certificates to the shareholder. A shareholder may not claim a right as a shareholder of the converted class of shares as of the date upon which the Company shall have issued the new share certificates following the exercise of the conversion.

If part of the shares held by a shareholder are converted pursuant hereto, the Company shall, free of charge, issue to the concerned shareholder a new share certificate representing the non-converted shares.

The shares converted pursuant hereto at the request of a shareholder will be automatically cancelled at the date of issuance of the new Class “A” shares issued following the conversion and the Company shall, as required, reduce or increase accordingly the subdivision of the issued and paid share capital relating to said shares, the whole in accordance with the provisions of the law.

5.3.5	Forced conversion

All of the Company’s Class “C” shares shall automatically be converted in Class “A” shares upon the request of an unrelated third party investor in the Company, investing more than $500,000, or any other amount to be determined by the Board of Directors of the Company, in the Company and requesting as a condition to the investment that the Class “C” shares be converted into Class “A” shares on the basis of one Class “A” share for each Class “C” share converted pursuant hereto.

In such case, the Company shall send a notice to the holders of Class “C” shares requesting the share certificate(s) representing the shares which will be converted. Upon receipt of the share certificate(s) representing the shares to be converted, the Company will dispose of fifteen (15) days to remit the new Class “A” share certificates to the shareholders. A shareholder may not claim a right as a shareholder of the converted class of shares as of the date upon which the Company shall have issued the new share certificates following the exercise of the conversion.

The shares converted pursuant hereto will be automatically cancelled at the date of issuance of the new Class “A” shares issued following the conversion and the Company shall, as required, reduce or increase accordingly the subdivision of the issued and paid share capital relating to said shares, the whole in accordance with the provisions of the law.

5.3.6	Redemption

Subject to the provisions of the Companies Act (Quebec) and the order of priority defined in section 5.6, have the right to demand from the Company, upon a thirty (30) day written notice, that the latter redeem the Class “C” shares that are held by the shareholder(s) at a price equivalent to the amount paid for said shares plus the redemption premium as defined in subsection 5.3.6.1, and any and all declared but yet unpaid dividends on same. In the event of partial redemption, such redemption shall be made in proportion with the number of outstanding Class “C” shares, without taking into account share fractions.

5.3.6.1	The Class “C” share redemption premium shall be equivalent to the difference between the amount paid for said shares and the fair market value of the consideration received at the time of issuance of same. Subject to the provisions of subsection 5.3.6.2, the fair market value shall be determined by the Board of directors of the Company in accordance with generally accepted accounting principles and its decision shall be final, binding and without appeal.

5.3.6.2	Should the competent tax authorities evaluate the fair market value of the transferred property in a different manner, and, following a final negotiation or a judgment rendered by a court of competent jurisdiction on the matter, the fair market value thus obtained is different from the value established in subsection 5.3.6.1, it is understood that, in the event the fair market value is increased, the said premium shall be increased to match the difference, and that, in the event the fair market value is reduced, the premium shall be reduced to take into account such difference.

5.3.6.3	If, between the date of issuance of the Class “C” shares and the date at which the premium is adjusted as mentioned in subsection 5.3.6.2, some Class “C” shares of the share capital of the Company have been redeemed, the shareholders at the time of redemption will have to, at the date of adjustment, make a cash payment to the Company or the Company will have to, at such date, make a cash payment to said shareholders, as the case may be, equal to the difference between the amount paid at the time of the redemption of the shares and the amount that should have been paid to the shareholders if the adjustment had been taken into consideration.

5.3.6.4	Furthermore, if dividends have been paid by the Company on some Class “C” shares between the date of issuance of the Class “C” shares and the date at which the premium is adjusted according to subsection 5.3.6.2, the Company will have to, at the date of adjustment, make a cash payment to the holders of Class “C” shares at the time the dividend was paid, or said Class “C” shareholders will have to, at the same date, make a cash payment to the Company, in order to compensate the other party for the insufficiency of the paid dividends or the overpayment of said dividends, as the case may be, stemming from the fact that the redemption premium has been modified.

5.3.7	Purchase

Subject to the provisions of the Companies Act (Quebec), the Company may, when it so deems advisable, without notice and without taking into account any other classes of shares, purchase by mutual agreement, at the best possible price, all or part of the outstanding Class “C” shares, which price shall not exceed, in any way, the aforementioned redemption price.

5.3.8	Liquidation or dissolution

In the event of the dissolution or liquidation of the Company or any other distribution of its property, shall have the right to be reimbursed for the amount paid on Class “C” shares plus the redemption premium as defined in subsection 5.3.6.1 as well as the amount of any and all declared but yet unpaid dividends on said shares, subject to the order of priority defined in section 5.6.

5.4	CLASS “D” SHARES

Holders of Class “D” shares:

5.4.1	Vote

Subject to the provisions of the Companies Act (Quebec), shall neither be entitled to vote at any meeting of the shareholders of the Company, nor to receive a notice of such meeting nor to attend any such meeting.

5.4.2	Dividends

Shall have the right to receive, as and when such dividends are declared, a monthly variable non-cumulative dividend of half of one percent to two percent (0.5% to 2%) on the amount paid for the said shares, plus a redemption premium as defined in subsection 5.4.6.1, payable at the time and in the manner which the Directors may determine and subject to the order of priority as defined in section 5.6.

5.4.3	Participation

Subject to the provisions of subsection 5.4.2, shall not have the right to participate in the profits or surplus assets of the Company.

5.4.4	Conversion at the discretion of the holder

Shall have the right, starting January 1st, 2009, at their entire discretion, to convert, part or all of the Class “D” shares they hold in Class “A” shares on the basis of a number of Class “A” shares equal to the number of Class “D” shares converted pursuant hereto multiplied by the conversion ratio, calculated as follows:

Conversion Ratio =

The average amount paid per share for
the Class “D” shares plus the
redemption premium per share as
defined in subsection 5.4.6.1 as well as
the amount of any and all declared but
yet unpaid dividends per said shares

	X	A factor to be agreed at the time of the issuance of the Class “D” shares

Fair Market Value of the Class “A” shares at the date of any conversion of

Class “D” shares in Class “A” shares

To exercise its conversion right, a shareholder must remit to the Company’s head office a written notice indicating the number of shares which must be converted by the Company as well as the date of the conversion. This notice must be accompanied by the share certificate(s) representing the shares which will be converted and must bear the signature of the person registered on the Company’s registers as the holder of these shares or the signature of a duly authorized proxy. Upon receipt of the notice and the share certificate(s) representing the shares to be converted, the Company will dispose of fifteen (15) days to remit the new Class “A” share certificates to the shareholder. A shareholder may not claim a right as a shareholder of the converted class of shares as of the date upon which the Company shall have issued the new share certificates following the exercise of the conversion.

If part of the shares held by a shareholder are converted pursuant hereto, the Company shall, free of charge, issue to the concerned shareholder a new share certificate representing the non-converted shares.

The shares converted pursuant hereto at the request of a shareholder will be automatically cancelled at the date of issuance of the new Class “A” shares issued following the conversion and the Company shall, as required, reduce or increase accordingly the subdivision of the issued and paid share capital relating to said shares, the whole in accordance with the provisions of the law.

5.4.5	Forced conversion

All of the Company’s Class “D” shares shall automatically be converted in Class “A” shares upon the request of an unrelated third party investor in the Company, investing more than $500,000, or any other amount to be determined by the Board of Directors of the Company, in the Company and requesting as a condition to the investment that the Class “D” shares be converted into Class “A” shares on the basis of a number of Class “A” shares equal to the number of Class “D” shares converted pursuant hereto multiplied by the conversion ratio, calculated as follows:

Conversion Ratio =

The average amount paid per share for
the Class “D” shares plus the
redemption premium per share as
defined in subsection 5.4.6.1 as well as
the amount of any and all declared but
yet unpaid dividends per said shares

	X	A factor to be agreed at the time of the issuance of the Class “D” shares

Fair Market Value of the Class “A” shares at the date of any conversion of

Class “D” shares in Class “A” shares

In such case, the Company shall send a notice to the holders of Class “D” shares requesting the share certificate(s) representing the shares which will be converted. Upon receipt of the share certificate(s) representing the shares to be converted, the Company will dispose of fifteen (15) days to remit the new Class “A” share certificates to the shareholders. A shareholder may not claim a right as a shareholder of the converted class of shares as of the date upon which the Company shall have issued the new share certificates following the exercise of the conversion.

The shares converted pursuant hereto will be automatically cancelled at the date of issuance of the new Class “A” shares issued following the conversion and the Company shall, as required, reduce or increase accordingly the subdivision of the issued and paid share capital relating to said shares, the whole in accordance with the provisions of the law.

5.4.6	Redemption

Subject to the provisions of the Companies Act (Quebec) and the order of priority defined in section 5.6, have the right to demand from the Company, upon a thirty (30) day written notice, that the latter redeem the Class “D” shares that are held by the shareholder(s) at a price equivalent to the amount paid for said shares plus the redemption premium as defined in subsection 5.4.6.1, and any and all declared but yet unpaid dividends on same. In the event of partial redemption, such redemption shall be made in proportion with the number of outstanding Class “D” shares, without taking into account share fractions.

5.4.6.1	The Class “D” share redemption premium shall be equivalent to the difference between the amount paid for said shares and the fair market value of the consideration received at the time of issuance of same. Subject to the provisions of subsection 5.4.6.2, the fair market value shall be determined by the Board of directors of the Company in accordance with generally accepted accounting principles and its decision shall be final, binding and without appeal.

5.4.6.2	Should the competent tax authorities evaluate the fair market value of the transferred property in a different manner, and, following a final negotiation or a judgment rendered by a court of competent jurisdiction on the matter, the fair market value thus obtained is different from the value established in subsection 5.4.6.1, it is understood that, in the event the fair market value is increased, the said premium shall be increased to match the difference, and that, in the event the fair market value is reduced, the premium shall be reduced to take into account such difference.

5.4.6.3	If, between the date of issuance of the Class “D” shares and the date at which the premium is adjusted as mentioned in subsection 5.4.6.2, some Class “D” shares of the share capital of the Company have been redeemed, the shareholders at the time of redemption will have to, at the date of adjustment, make a cash payment to the Company or the Company will have to, at such date, make a cash payment to said shareholders, as the case may be, equal to the difference between the amount paid at the time of the redemption of the shares and the amount that should have been paid to the shareholders if the adjustment had been taken into consideration.

5.4.6.4	Furthermore, if dividends have been paid by the Company on some Class “D” shares between the date of issuance of the Class “D” shares and the date at which the premium is adjusted according to subsection 5.4.6.2, the Company will have to, at the date of adjustment, make a cash payment to the holders of Class “D” shares at the time the dividend was paid, or said Class “D” shareholders will have to, at the same date, make a cash payment to the Company, in order to compensate the other party for the insufficiency of the paid dividends or the overpayment of said dividends, as the case may be, stemming from the fact that the redemption premium has been modified.

5.4.7	Purchase

Subject to the provisions of the Companies Act (Quebec), the Company may, when it so deems advisable, without notice and without taking into account any other classes of shares, purchase by mutual agreement, at the best possible price, all or part of the outstanding Class “D” shares, which price shall not exceed, in any way, the aforementioned redemption price.

5.4.8	Liquidation or dissolution

In the event of the dissolution or liquidation of the Company or any other distribution of its property, shall have the right to be reimbursed for the amount paid on Class “D” shares plus the redemption premium as defined in subsection 5.4.6.1 as well as the amount of any and all declared but yet unpaid dividends on said shares, subject to the order of priority defined in section 5.6.

5.5	CLASS “E” SHARES

Holders of Class “E” shares:

5.5.1	Vote

Subject to the provisions of the Companies Act (Quebec), shall neither be entitled to vote at any meeting of the shareholders of the Company, nor to receive a notice of such meeting nor to attend any such meeting.

5.5.2	Dividends

Shall have the right to receive, as and when such dividends are declared, a monthly variable non-cumulative dividend of half of one percent to two percent (0.5% to 2%) on the amount paid for said shares, payable at a time and in the manner in which the Directors may determine and subject to the order of priority as defined in section 5.6.

5.5.3	Participation

Subject to the provisions of subsection 5.5.2, shall not participate in the profits or surplus assets of the Company.

5.5.4	Redemption

Subject to the provisions of the Companies Act (Quebec) and the order of priority defined in section 5.6 hereof, the Company shall have the right to redeem, upon a thirty (30) day written notice, the Class “E” shares that are held by the shareholder(s) at a price equivalent to the amount paid on said shares and any and all declared but yet unpaid dividends on same. In the event of partial redemption, such redemption shall be made in proportion with the number of outstanding Class “E” shares, without taking into account share fractions.

5.5.5	Conversion at the discretion of the holder

Shall have the right, at their entire discretion, to convert, part or all of the Class “E” shares they hold in Class “A” shares on the basis of a number of Class “A” shares equal to the number of Class “E” shares converted pursuant hereto multiplied by the conversion ratio, calculated as follows:

Conversion Ratio =	The average amount paid per share for the Class “E” shares plus the amount of any and all declared but yet unpaid dividends per said shares	X	A factor to be agreed at the time of the issuance of the Class ”E” shares

Fair Market Value of the Class “A” shares at the date of any conversion of

Class “E” shares in Class “A” shares

To exercise its conversion right, a shareholder must remit to the Company’s head office a written notice indicating the number of shares which must be converted by the Company as well as the date of the conversion. This notice must be accompanied by the share certificate(s) representing the shares which will be converted and must bear the signature of the person registered on the Company’s registers as the holder of these shares or the signature of a duly authorized proxy. Upon receipt of the notice and the share certificate(s) representing the shares to be converted, the Company will dispose of fifteen (15) days to remit the new Class “A” share certificates to the shareholder. A shareholder may not claim a right as a shareholder of the converted class of shares as of the date upon which the Company shall have issued the new share certificates following the exercise of the conversion.

If part of the shares held by a shareholder are converted pursuant hereto, the Company shall, free of charge, issue to the concerned shareholder a new share certificate representing the non-converted shares.

The shares converted pursuant hereto at the request of a shareholder will be automatically cancelled at the date of issuance of the new Class “A” shares issued following the conversion and the Company shall, as required, reduce or increase accordingly the subdivision of the issued and paid share capital relating to said shares, the whole in accordance with the provisions of the law.

5.5.6	Purchase

Subject to the provisions of the Companies Act (Quebec), the Company may, when it so deems advisable, without notice and without taking into account any other classes of shares, purchase by mutual agreement, at the best possible price, all or part of the outstanding Class “E” shares.

5.5.7	Liquidation or dissolution

In the event of the dissolution or the liquidation of the Company or any other distribution of its property, shall have the right to be reimbursed for the amount paid on Class “E” shares as well as the amount of any and all declared yet unpaid dividends on said shares, subject to the order of priority defined in section 5.6.

5.6	ORDER OF PRIORITY

The order of priority applicable to all classes of shares of the Company with respect to the redemption, liquidation, dissolution or distribution of property is as follows:

•	Firstly, the Class “E” shares;

•	Secondly, the Class “D” shares;

•	Thirdly, the Class “B” and “C” shares, pari passu;

•	Fourthly, the Class “A” shares.

Notwithstanding the above-mentioned order of priority, shareholders of a class of shares may renounce to the above-mentioned order of priority by unanimous approval by all shareholders of said class of shares.

5.7	CONVERSION OF SHARES

The issued and outstanding Class “A” shares of the share capital of the Company prior to the amendment are converted as follows:

The One Hundred (100) Class A shares of the issued and outstanding share capital of the Company, prior to this amendment, are converted into One Hundred (100) Class A shares, for a total stated capital of One Hundred Dollars ($ 100).

SCHEDULE 2

6.	BORROWING POWERS

The Board of Directors may, by resolution and without the approval of the shareholders:

6.1	Borrow money, taking into account the credit of the Company;

6.2	Issue, reissue, sell or pledge the Company’s debt instruments;

6.3	Subject to section 123.66 of the Companies Act (Quebec), guarantee in the name of the Company the execution of an obligation of which another person is responsible;

6.4	Delegate one or many of the aforementioned powers to a director, a committee of directors or to an officer of the Company.